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                                                                   EXHIBIT 10.25


                    SECOND ADDENDUM TO EMPLOYMENT AGREEMENT

         CITRIX SYSTEMS, INC. ("Citrix") and ROGER W. ROBERTS ("Employee") enter into this Second Addendum to Employment Agreement (the "Addendum") this 31 day of July, 2002.

                                    RECITALS

         WHEREAS, Citrix and the Employee previously entered into that certain Employment Agreement dated August 1, 2001 (the "Agreement"); and

         WHEREAS, the Agreement expires by its terms on August 1, 2002; and

         WHEREAS, Citrix and the Employee mutually desire to extend the term of the Agreement and clarify, amend and modify the duties and responsibilities Employee will perform pursuant to the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Citrix and the Employee agree as follows:

1. The "Term", as defined in Section 2 of the Agreement, shall expire on December 31, 2002.

2. Notwithstanding anything in Section 3(a) of the Agreement to the contrary, the Employee, from the date of this Addendum through to December 31, 2002 (the "Remaining Term"), shall continue to serve as Employee Advisor and provide transitional and advisory services to Citrix. In this regard, the Employee, during the Remaining Term, shall continue to advise and consult and discuss with Citrix's President and Chief Executive Officer ("CEO"), and identify and analyze issues involving: (i) executive compensation; (ii) improvement and evolution of going to market models; (iii) service based operating models; (iv) corporate governance; (v) operations; and (vi) relationships with members of Citrix's Board of Directors. The Employee also shall provide other advisory and consulting services to Citrix on an "as needed" basis and as requested by Citrix's CEO.

3. To perform the duties and services set forth in paragraph 2 above, Employee agrees to (i) personally meet with Citrix's CEO on, at least, a semi-monthly basis during the Remaining Term, and (ii) participate in a telephone conference with Citrix's CEO on, at least, a weekly basis during the Remaining Term. The Employee, during the Remaining Term, also shall attend departmental and other organizational meetings and prepare such reports and other written work product as requested by Citrix's CEO. During the Remaining Term, the Employee further shall make himself available via telephone on an "as needed" basis to provide the advisory and consulting services set forth in paragraph 2 above. In this regard, the Employee shall provide to Citrix's CEO, and update as necessary, the Employee's contact information to ensure that he is available to perform any duties and provide any services set forth in paragraph 2 above.

4. The Employee agrees and acknowledges that he is required to personally perform the duties and services set forth in paragraph 2 above.



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5. Except as specifically set forth in this Addendum, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Second Addendum to Employment Agreement on the dates indicated below.

Dated: 7/3/02                     /s/ ROGER W. ROBERTS
       --------------             ----------------------------------------------
                                  ROGER W. ROBERTS



Dated: 7/31/02                    CITRX SYSTEMS, INC.
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                                  /s/ MARK B. TEMPLETON
                                  ----------------------------------------------
                                  By: Mark B. Templeton
                                  Its:  President and Chief Executive Officer



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